UNAUDITED PRO FORMA COMBINED BALANCE SHEET OF
      SURGICARE, INC. AND HEALTHFIRST MEMORIAL VILLAGE SURGERY CENTER, LTD.
                               September 30, 2000





     The following unaudited pro forma combined balance sheet combines the historical consolidated balance sheets of Surgicare, Inc and Healthfirst
Memorial Village Surgery Center, Ltd. (HFMVSC, Ltd.) giving effect to the acquisition by Surgicare, Inc. of 60% of the net assets of HFMVSC, Ltd. which will be accounted for as a purchase, as if the acquisition on October 20, 2000, had been effective September 30, 2000, and after giving effect to the pro forma adjustments described in the notes to the pro forma combined financial statements. The information presented below should be read together with the historical consolidated financial statements of Surgicare, Inc. and HFMVSC, Ltd., including the related notes. The pro forma financial data are not necessarily indicative of the financial position that actually would have occurred had the acquisition been completed on September 30, 2000, or that may be obtained in the future.






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

                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET OF
      SURGICARE, INC. AND HEALTHFIRST MEMORIAL VILLAGE SURGERY CENTER, LTD.
                               September 30, 2000






                                  Surgicare, Inc.     HFMVSC, Ltd.       Pro Forma       Pro Forma
                                    Historical         Historical       Adjustments      Combined

                 ASSETS

Current Assets
   Cash and cash equivalents    $     123,289  $        66,289                          $   189,578
   Accounts receivable              2,562,258          544,742                            3,107,000
   Other assets                       218,742          383,972                              602,714

     Total Current Assets           2,904,289          995,003                            3,899,292

     Net Property and Equipment       665,596          982,611          961,000   (a)     2,609,207

Goodwill, net                         157,762                         7,148,425   (a)     7,306,187

Other Assets                           11,119                           (11,119)  (a)

                                $   3,738,766  $     1,977,614  $     8,098,306        $ 13,814,686

               LIABILITIES

Current Liabilities
   Short-term debt and capital
     leases                     $     529,812  $       778,744  $       750,000   (a)  $  2,058,556
   Accounts payable and
     accrued expenses                 333,031          329,337                              662,368
   Federal income tax payable         657,517                                               657,517
   Deferred federal income tax        678,899                                               678,899

     Total Current Liabilities      2,199,259        1,108,081          750,000           4,057,340

Minority Interest in
   Partnership                                                           74,462   (a)        74,462

Long-Term Debt and Capital
   Leases                              24,334          683,377        3,740,000           4,447,711

                                    2,223,593        1,791,458        4,564,462           8,579,513

          STOCKHOLDERS' EQUITY

Preferred Stock                         1,450                                                 1,450
Common Stock                           62,983                             6,833   (a)        69,816
Additional Paid-in Capital            922,696                         3,713,167   (a)     4,635,863
Retained Earnings                     786,224                                               786,224
Partners' Capital                                      186,156         (186,156)  (a)
Less: Shareholder receivable         (258,180                                              (258,180)

                                    1,515,173          186,156        3,533,844           5,235,173

                                $   3,738,766  $     1,977,614  $     8,098,306        $ 13,814,686


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             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS OF
          SURGICARE, INC. AND HEALTHFIRST MEMORIAL SURGERY CENTER, LTD.






     The following unaudited pro forma combined statements of operations combine the historical consolidated statements of operations of Surgicare, Inc. and Healthfirst Memorial Village Surgery Center, Ltd. (HFMVSC, Ltd.), giving effect to the acquisition by Surgicare, Inc. on October 20, 2000, of 60% of the net assets of HFMVSC, Ltd., which will be accounted for as a purchase, as if the acquisition had been effective as of the beginning of the earliest period presented and after giving effect to the pro forma adjustments described in the notes to the pro forma combined financial statements of Surgicare, Inc. and HFMVSC, Ltd., including the related notes. The pro forma financial data are not necessarily indicative of the financial results that actually would have occurred had the acquisition been completed on the dates indicated or that may be obtained in the future.


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

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS OF
      SURGICARE, INC. AND HEALTHFIRST MEMORIAL VILLAGE SURGERY CENTER, LTD.
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000




                             Surgicare, Inc.    HFMVSC, Ltd.    Pro Forma       Pro Forma
                                Historical       Historical    Adjustments       Combined

Revenue                       $  3,856,747  $    2,999,154                    $  6,855,901

Direct Cost of Revenue           1,184,370       1,399,745                       2,584,115

General and Administrative         897,330       1,523,368   $   357,421  (d)    2,595,090
                                                                 142,971  (d)
                                                                (326,000) (b)


Interest expense                                   131,772       345,169  (c)      476,941

Earnings (Loss) Before
   Minority Interest and Income
   Tax Expense                    1,775,047        (55,731)     (519,561)        1,199,755

Minority interest in earnings of
   partnership                                                   (27,778) (a)      (27,778)

Earnings (Loss) Before Income
   Tax                            1,775,047        (55,731)     (547,339)        1,171,977

Income tax (expense)
   benefit                         (704,705)                     235,198  (e)     (469,507)

Net Earnings (Loss)             $  1,070,342  $     (55,731)  $ (312,141)     $    702,470

Earnings per share - basic and
   diluted                      $        .01                                   $       .01

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


             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS OF
      SURGICARE, INC. AND HEALTHFIRST MEMORIAL VILLAGE SURGERY CENTER, LTD.
                      FOR THE YEAR ENDED DECEMBER 31, 1999






                                       Surgicare, Inc.    HFMVSC, Ltd.       Pro Forma        Pro Forma
                                         Historical        Historical       Adjustments        Combined

Revenue                            $      4,216,660  $      4,783,471                       $  9,000,131

Direct Cost of Revenue                    1,208,003         1,767,206                          2,975,209

General and Administrative                1,146,680         1,779,020   $      476,562  (d)    3,139,891
                                                                               190,629  (d)
                                                                              (453,000) (b)


Interest expense                             49,915           210,675          460,225  (c)      720,815
Other (income) expense                      (24,458)           14,135                            (10,323)

Earnings Before Minority
Interest and Income Tax
   Expense                                 1,836,520        1,012,435         (674,416)        2,174,539

Minority interest in earnings of
   partnership                                                                (470,236) (a)     (470,236)

Earnings (Loss) Before Income
   Tax                                    1,836,520         1,012,435       (1,144,652)        1,704,303

Income tax expense                         (624,417)                            51,564  (e)     (572,853)

Net Earnings                       $      1,212,103  $      1,012,435   $   (1,093,088)      $ 1,131,450

Earnings per share - basic and
   diluted                         $            .08                                          $       .06

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          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS OF
      SURGICARE, INC. AND HEALTHFIRST MEMORIAL VILLAGE SURGERY CENTER, LTD.






1.   Pro Forma Adjustments

     (a) The acquisition of 60% of the net assets of Healthfirst Memorial Village Surgery Center, Ltd. will be accounted for as a purchase and, accordingly, the adjustments to assets, liabilities and equity reflect
          (1) adjustment of fixed assets to their estimated fair market value of $1,943,611 and recording goodwill of $7,148,425, (2) various borrowings of $4,490,000 to obtain cash for the purchase price, (3) issuance of 1,366,649 shares of common stock valued at $3,720,000, (4) prepaid transaction costs of $11,119, and (5) the 40% minority interest in the net assets and earnings of HFMVSC, Ltd.

     (b) Reflects the cancellation of management and shared service expenses contracts at the date of acquisition.

     (c) Interest expense will increase due to increased borrowings to fund the acquisition.

     (d) Depreciation and amortization expense will increase due to increased fixed asset cost and amortization of goodwill over 15 years.

     (e) Reflects the change in earnings before income tax for Surgicare, Inc.

2.   Pro Forma Net Earnings Per Share

     The pro forma basic and diluted earnings per share are based on the weighted average number of shares of pro forma SurgiCare common stock outstanding during each period.


                                                                     Nine Months                 Year
                                                                       Ended                    Ended
                                                                   September  30,            December 31,
                                                                       2000                     1999

   Earnings Per Share
     Pro forma net earnings                             $              702,470   $            1,131,450
     Less preferred dividends                                         (522,000)                (326,000)

     Pro forma net earnings available for common
       shareholders                                     $              180,470   $              805,450

     Weighted average shares outstanding                            13,963,306               13,122,071

     Pro forma earnings per share - basic and diluted   $                  .01   $                  .06

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